WAIVER AGREEMENT

This Waiver Agreement (this “Agreement”) is entered into this 10th day of May, 2024 by and among (a) SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY
(successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank”), and (b)(i) OWLET BABY CARE, INC., a Delaware corporation (“Owlet Baby Care”), and (ii) OWLET, INC., a Delaware corporation (“Owlet”, and together with Owlet Baby Care, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of November 23, 2022, as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement dated as of March 27, 2023, as further amended by that certain Second Amendment to Third Amended and Restated Loan and Security Agreement dated as of August 10, 2023, as further amended by that certain Third Amendment to Third Amended and Restated Loan and Security Agreement dated as of November 13, 2023, and as further amended by that certain Waiver and Fourth Amendment to Third Amended and Restated Loan and Security Agreement dated as of March 8, 2024 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank waive the Stated Event of Default (as defined below).

D.Bank has agreed to so waive the Stated Event of Default (as defined below), but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.Acknowledgment of Default; Waiver. Borrower acknowledges and agrees that it is currently in default under the Loan Agreement as a result of Borrower’s failure to comply with the Adjusted EBITDA covenant contained in Section 5.10(b) of the Loan Agreement for the fiscal quarter ended December 31, 2023 (the “Stated Event of Default”). As a result of the Stated Event of Default, Bank has the right to declare all Obligations due and payable in full and to pursue its rights and remedies pursuant to the Loan Agreement (including, without limitation, collection of interest accrued at the Default Rate), applicable law, or otherwise. Notwithstanding the foregoing, subject to the satisfaction of the conditions precedent set forth in Section 9 below, Bank shall, without further action, waive the Stated Event of Default. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this section or anywhere in this Agreement shall be deemed or otherwise construed as a waiver by Bank of any of its other rights and remedies pursuant to the Loan Documents, applicable law or otherwise. This Agreement shall only constitute an agreement by Bank to waive its rights and remedies with respect to the Stated Event of Default upon the terms and conditions set forth herein.

3.Release by Borrower:

3.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

3.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

3.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

3.4This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

3.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)The terms of this Agreement are contractual and not a mere recital.

(d)This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

4.Due Authorization. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank that it has the power and due authority to execute and deliver this Agreement.

5.Waiver Fee; Bank Expenses. In addition to the other fees due to Bank under the Loan Documents, in consideration of Bank’s agreements hereunder, Borrower shall pay to Bank a fully earned, non-refundable waiver fee in the amount of $12,500.00 (the “Waiver Fee”) due and payable as of the date hereof. The Waiver Fee shall constitute a portion of the Obligations and be secured by all Collateral. Borrower shall also reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Agreement.

6.Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

7.Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including portable document format (PDF) or any electronic signature complying with the United States Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. If this Agreement is placed in escrow with any party or its respective counsel, no agreement shall be binding against any party hereto unless and until all documents have been released from escrow in writing by Bank or its counsel.

8.Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

9.Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto; and (b) Borrower’s payment to Bank of (i) the Waiver Fee and (ii) all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK    BORROWER

FIRST-CITIZENS BANK & TRUST
COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))

By:     Name: Zach Norris
Title: Managing Director

OWLET BABY CARE, INC.

By:     Name: Kathryn Scolnick
Title: Chief Financial Officer

OWLET, INC.

By:     Name: Kathryn Scolnick
Title: Chief Financial Officer